UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 01, 2021

STAR GOLD CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-52711

(Commission File No.)

1875 N. Lakewood Dr., Suite 200

Coeur d’Alene, ID 83814

(Address of principal executive offices and Zip Code)

(208) 644-5066

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 01, 2021 Star Gold Corp. (“Star Gold” or the “Company”) entered into consulting agreements with certain members of the Company’s management team (each an “Agreement” and together the “Agreements”). The Company entered into an Agreement each with Lindsay E. Gorrill, Chairman of the Board, David Segelov, President, Kelly J. Stopher, Chief Financial Officer and Paul Coombs, Vice President of Finance.

Each Agreement is for a two (2) year period, automatically renewable annually thereafter, and pays the executive the sum of six thousand dollars ($6,000) per month and each executive is eligible to receive a bonus, payable upon a “change in control” event, equal to eighteen (18) months’ compensation.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document Description
10.1	Gorrill Consulting Agreement.
10.2	Segelov Consulting Agreement.
10.3	Stopher Consulting Agreement.
10.4	Coombs Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of May, 2021.

STAR GOLD CORP.

BY:	/s/ Kelly J. Stopher
Kelly J. Stopher, CFO